UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

          Date of report (Date of earliest event reported):      March 1, 2005

Champion Enterprises, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Michigan

(State or Other Jurisdiction of Incorporation)

1-9751	38-2743168

(Commission File Number)	(IRS Employer Identification No.)

2701 Cambridge Court, Suite 300, Auburn Hills, Michigan	48326

(Address of Principal Executive Offices)	(Zip Code)

(248) 340-9090

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.

On March 1, 2005, the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors of Champion Enterprises, Inc. (the “Company”) completed its annual performance review of the Company’s executive officers for 2004. Based upon 2004 Company performance exceeding previously established performance goals relating to earnings before interest, taxes, and certain non-cash charges and the attainment of corporate goals, the Committee recommended to the independent directors of the Board, and the independent directors approved, the payment of cash bonuses in the following amounts to the following individuals who will be “named executive officers” in the Company’s proxy statement for the 2005 annual meeting of shareholders:

Name	Title	Amount
William C. Griffiths	President and Chief Executive Officer	$348,600

Phyllis A. Knight	Executive Vice President and Chief Financial Officer	$390,432

John J. Collins	Senior Vice President, General Counsel and Secretary	$250,992

Bobby J. Williams	President, Champion Homes	$237,486

Richard P. Hevelhorst	Vice President and Controller	$135,954

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHAMPION ENTERPRISES, INC.
By:	/s/ John J. Collins, Jr.
John J. Collins, Jr.
Senior Vice President, General Counsel, and Secretary

Date: March 4, 2005